Exhibit 99.1
Form 4 — Joint Filer Information

Name:	Regency LP Acquirer, L.P.

Name:	EFS Regency GP Holdco II, LLC

Address:	800 Long Ridge Road

Stamford, Connecticut 06927

Name:	General Electric Capital Corporation

Name:	General Electric Company

Address:	3135 Easton Turnpike, Fairfield, Connecticut 06431

Designated Filer:	Aircraft Services Corporation

Issuer & Ticker Symbol:	Regency Energy Partners LP (RGNC)

Date of Event Requiring Statement:	10/25/2010
[Signatures on Following Pages]

Form 4 — Joint Filer Information
Signatures of Reporting Persons

EFS Regency GP Holdco II, LLC

By:	Aircraft Services Corporation
its Managing Member

By:	/s/ Tyson Yates

Name: Tyson Yates
Title: Vice President

Regency LP Acquirer, L.P.

By:	EFS Regency GP Holdco II, LLC
Its: General Partner

By:	Aircraft Services Corporation
its Managing Member

By:	/s/ Tyson Yates

Name: Tyson Yates
Title: Vice President

General Electric Capital Corporation

By:	/s/ J. Alex Urquhart

Name: J. Alex Urquhart
Title: Authorized Signatory

General Electric Company

By:	/s/ J. Alex Urquhart

Name: J. Alex Urquhart
Title: Vice President, General Electric Company